Exhibit 99.2

SENIOR HOUSING PROPERTIES TRUST

Third Quarter 2008

Supplemental Operating and Financial Data

Unless otherwise noted, all amounts in this report are unaudited.

WARNING REGARDING

FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE THE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT STATES THAT WE INTEND TO SELL ONE PROPERTY. WE MAY NOT PROCEED WITH THIS SALE DUE TO MARKET CONDITIONS, FAILURE TO SATISFY CONTINGENCIES OR OTHER REASONS. AS A RESULT, THIS PROPOSED SALE MAY NOT OCCUR.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

COMPANY PROFILE

The Company:

Senior Housing Properties Trust, or SNH, is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities, nursing homes, hospitals, wellness centers, and medical office, clinic and biotech laboratory buildings located throughout the United States. We are included in a number of stock indices, including the Russell 2000®, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR is a large real estate management company which was founded in 1986 to manage public investments in real estate. As of September 30, 2008, RMR manages one of the largest portfolios of publicly owned real estate in the United States, including approximately 1,300 properties located in 45 states, the District of Columbia, Puerto Rico and Ontario, Canada. RMR has approximately 550 employees in its headquarters and regional offices located throughout the Country.

In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust (HPT), a publicly traded REIT that owns hotels and travel centers, and HRPT Properties Trust (HRP), a publicly traded REIT that primarily owns office buildings and industrial properties. An affiliate of RMR, RMR Advisors, is the investment manager of eight publicly offered mutual funds as of September 30, 2008, which principally invest in securities of real estate companies (excluding securities of companies managed by RMR and its affiliates). RMR also provides certain management services to Five Star Quality Care, Inc., or Five Star, our largest tenant, and to Travel Centers of America LLC, a tenant of HPT. The public companies managed by RMR and its affiliates had a combined total market capitalization of nearly $14 billion as of September 30, 2008. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to us at costs that are lower than we would have to pay for similar quality services.

Strategy:

Our present business plan is to maintain an investment portfolio of independent and assisted living properties, continuing care retirement communities, nursing homes and medical office, clinic and biotech laboratory buildings and to acquire additional healthcare related properties primarily for income and secondarily for appreciation potential. Our current growth strategy is primarily focused on making acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services with their private resources rather than through government programs. We sometimes invest in properties other than senior living properties, such as the wellness centers. We have recently began to invest in medical office, clinic and biotech laboratory buildings.  We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2010.

Stock Exchange Listing:	Corporate Headquarters:

New York Stock Exchange	400 Centre Street
Newton, MA 02458
Trading Symbol:	(t) (617) 796-8350
(f) (617) 796-8349
Common Shares — SNH

Senior Unsecured Debt Ratings:

Moody’s — Ba1
Standard & Poor’s — BBB-

Portfolio Concentration by Facility Type (as of 9/30/08):

	Number of	Number of	Carrying Value of		Annualized
	Properties	Units/Beds	Investment (1)	Percent	Current Rent	Percent
Independent living (2)	41	11,213	$1,046,346	39.6%	$103,765	39.7%
Assisted living	121	8,531	903,338	34.1%	83,788	32.1%
Nursing homes	58	5,869	227,952	8.6%	19,916	7.6%
Rehabilitation hospitals	2	364	51,744	2.0%	10,905	4.1%
Wellness centers (3)	10	—	180,017	6.8%	16,097	6.2%
Medical office buildings (MOBs) (4)	29	—	235,871	8.9%	26,792	10.3%
Total	261	25,977	$2,645,268	100.0%	$261,263	100.0%

Operating Statistics by Tenant:

				Q2 2008
	Number of	Number of	Annualized	Rent			Percent
Tenant	Properties	Units/Beds	Current Rent	Coverage (5)		Occupancy (5)	Private Pay (5) (6)
Five Star (Lease No. 1) (7)	100	8,600	$62,258	1.31	x	89%	65%
Five Star (Lease No. 2) (7)	32	7,639	80,776	1.47	x	88%	70%
Five Star (Lease No. 3) (7)	43	2,999	20,913	1.53	x	86%	46%
Five Star (Lease No. 4) (8)	7	614	7,593	1.08	x	81%	100%
Sunrise / Marriott (9)	14	4,091	31,979	1.43	x	90%	81%
Alterra / Brookdale (10)	18	894	8,015	2.19	x	91%	99%
6 private companies (combined)	8	1,140	6,840	1.92	x	83%	26%
Starmark (3)	6	—	6,519	2.07	x	100%	—
Life Time Fitness (3)	4	—	9,578	—		—	—
Multi-tenant MOBs (4)	29	—	26,792	—		99%	—
Total	261	25,977	$261,263

(1)	Amounts are before depreciation, but after impairment write downs, if any.
(2)	Properties where the majority of units are independent living apartments are classified as independent living communities.
(3)

In August 2008, we acquired four wellness centers that are leased to Life Time Fitness, Inc., or Life Time Fitness. These wellness centers have a total of 458,000 square feet.  In October and November 2007, we acquired six wellness centers that are leased to affiliates of Starmark Holdings, LLC, or Starmark. These wellness centers have a total of 354,000 square feet.

(4)

Since June 2008, we acquried a total of 29 medical office, clinic and biotech laboratory buildings, or MOBs. The carrying value of these investments is before depreciation and includes intangible lease assets and liabilities. These MOBs have a total of approximately 1.2 million square feet.

(5)

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges, divided by the minimum rent payable to us. We have not independently verified our tenants’ operating data.

(6)	Represents the percentage of SNH’s rental income that is derived from senior living properties where the operating revenues are greater than 80% from sources other than Medicare and Medicaid.
(7)

On June 30, 2008, we realigned three of our leases with Five Star. The total rent payable by Five Star to us was unchanged as a result of this lease realignment.  The increased rent payable for these three leases with Five Star, if and as we purchase improvements to the leased properties, will be the greaterof 8.0% per annum or the 10 year Treasury rate plus 300 basis points.

(8)

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons Assisted Living Communities, Inc., or NewSeasons, to Five Star for $21.4 million and Five Star assumed the NewSeasons and Independence Blue Cross, or IBC, lease obligations to SNH for the remaining seven properties that NewSeasons formerly operated. The data provided above represents the seven properties we continue to own.

(9)	Marriott International, Inc., or Marriott, guarantees this lease.
(10)	Brookdale Senior Living, Inc., or Brookdale, guarantees this lease.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Frank J. Bailey	Frederick N. Zeytoonjian
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

David J. Hegarty	Richard A. Doyle
President & Chief Operating Officer	Treasurer & Chief Financial Officer

Contact Information

Investor Relations	Inquiries

Senior Housing Properties Trust	Financial inquiries should be directed to Richard A. Doyle, Treasurer
400 Centre Street	and Chief Financial Officer, at (617) 219-1405 or rdoyle@snhreit.com.
Newton, MA 02458
(t) (617) 796-8350	Investor and media inquiries should be directed to Timothy A. Bonang,
(f) (617) 796-8349	Director of Investor Relations, or Katherine L. Johnston, Manager of
(email) info@snhreit.com	Investor Relations, at (617) 796-8234 or tbonang@snhreit.com, or
(website) www.snhreit.com	kjohnston@snhreit.com.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

RESEARCH COVERAGE

Equity Research Coverage

Cantor Fitzgerald	RBC
Philip Martin	Kevin Ellich
(312) 469-7485	(612) 313-1247

Keefe, Bruyette & Woods	Stifel, Nicolaus
Steve Swett	Jerry Doctrow
(212) 887-3680	(443) 224-1309

Merrill Lynch	UBS
Chris Pike	Omotayo Okusanya
(212) 449-1153	(212) 713-1864

Oppenheimer	Wachovia
Mark Biffert	Christopher Haley
(212) 667-7062	(443) 263-6773

Raymond James
Paul Puryear
(727) 567-2253

Debt Research Coverage

UBS
Steven Valiquette
(203) 719-2347

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Lori Marks	James Fielding
(212) 553-1098	(212) 438-2452

SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding SNH’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management.  SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Senior Housing Properties Trust

Supplemental Operating and Financial Data

KEY FINANCIAL DATA
(share amounts and dollars in thousands, except per share data)

	As of and For the Three Months Ended
	9/30/2008		6/30/2008		3/31/2008		12/31/2007		9/30/2007

Shares Outstanding:
Common shares outstanding (at end of period)	114,529		114,489		94,901		88,692		83,689
Weighted average common shares outstanding - basic and diluted (1)	114,492		100,302		91,080		84,505		83,659

Common Share Data:
Price at end of period	$23.83		$19.53		$23.70		$22.68		$22.06
High during period	$24.98		$25.08		$25.21		$24.66		$22.85
Low during period	$18.82		$19.21		$18.01		$19.20		$16.22
Annualized dividends paid per share	$1.40		$1.40		$1.40		$1.40		$1.36
Annualized dividend yield (at end of period)	5.9%		7.2%		5.9%		6.2%		6.2%

Market Capitalization:
Total debt (book value)	$567,093		$413,460		$541,374		$426,852		$411,980
Plus: market value of common shares (at end of period)	2,729,226		2,235,970		2,249,154		2,011,535		1,846,179
Total market capitalization	$3,296,319		2,649,430		$2,790,528		$2,438,387		$2,258,159
Total debt / total market capitalization	17.2%		15.6%		19.4%		17.5%		18.2%

Book Capitalization:
Total debt	$567,093		$413,460		$541,374		$426,852		$411,980
Plus: total shareholders’ equity	1,742,620		1,753,176		1,370,034		1,249,410		1,145,537
Total book capitalization	$2,309,713		2,166,636		$1,911,408		$1,676,262		$1,557,517
Total debt / total book capitalization	24.6%		19.1%		28.3%		25.5%		26.5%

Selected Balance Sheet Data:
Total assets	$2,349,042		$2,199,065		$1,936,972		$1,701,894		$1,576,938
Total liabilities	$606,422		$445,889		$566,938		$452,484		$431,401
Gross book value of real estate assets (2)	$2,645,268		$2,313,697		$2,229,291		$1,940,347		$1,847,192
Total debt / gross book value of real estate assets (2)	21.4%		17.9%		24.3%		22.0%		22.3%

Selected Income Statement Data:
Total revenues (3)	$59,673		$53,390		$49,553		$53,084		$45,224
EBITDA (4)	$56,646		$51,005		$47,807		$44,701		$43,357
Income before gain on sale of properties	$28,881		$21,680		$23,316		$26,519		$20,613
Net income	$29,147		$21,680		$23,316		$26,519		$20,613
Funds from operations (FFO) (5)	$47,040		$41,195		$38,289		$35,222		$34,134
Common distributions paid	$40,085		$40,071		$33,215		$31,042		$29,291

Per Share Data:
Income before gain on sale of properties	$0.25		$0.22		$0.26		$0.31		$0.25
Net income	$0.25		$0.22		$0.26		$0.31		$0.25
FFO (5)	$0.41		$0.41		$0.42		$0.42		$0.41
Common distributions paid	$0.35		$0.35		$0.35		$0.35		$0.34
FFO payout ratio (5)	85.4%		85.4%		83.3%		83.3%		82.9%

Coverage Ratios:
EBITDA (3) / interest expense	5.9	x	5.2	x	5.0	x	4.7	x	4.7	x

(1)	SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.
(2)	Gross book value of real estate assets is real estate properties, at cost, after impairment write downs, if any.
(3)	During the fourth quarter of 2007, we recognized $6.6 million of percentage rent for the year ended December 31, 2007.
(4)	See page 13 for calculation of EBITDA.
(5)	See page 14 for calculation of FFO.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

CONDENSED CONSOLIDATED BALANCE SHEET
(amounts in thousands, except share data)

	As of September 30, 2008	As of December 31, 2007
		(audited)
ASSETS
Real estate properties, at cost:
Land	$286,521	$217,236
Buildings and improvements	2,358,747	1,723,111
	2,645,268	1,940,347
Less accumulated depreciation	364,366	323,891
	2,280,902	1,616,456

Cash and cash equivalents	7,191	43,521
Restricted cash	4,443	3,642
Deferred financing fees, net	5,098	5,974
Acquired real estate leases, net	23,691	2,387
Other assets	27,717	29,914
Total assets	$2,349,042	$1,701,894

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$93,000	$—
Senior unsecured notes due 2012 and 2015, net of discount	321,981	321,873
Secured debt and capital leases	152,112	104,979
Accrued interest	8,098	10,849
Acquired real estate lease obligations, net	7,075	4,216
Other liabilities	24,156	10,567
Total liabilities	606,422	452,484

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 149,700,000 shares authorized; 114,528,684 and 88,691,892 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	1,145	887
Additional paid-in capital	2,000,811	1,476,675
Cumulative net income	497,950	423,807
Cumulative distributions	(757,553)	(653,225)
Unrealized gain on investments	267	1,266
Total shareholders’ equity	1,742,620	1,249,410
Total liabilities and shareholders’ equity	$2,349,042	$1,701,894

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Revenues:
Rental income	$58,897	$44,653	$160,560	$133,361
Interest and other income	776	571	2,056	1,577
Total revenues	59,673	45,224	162,616	134,938

Expenses:
Property operating expenses	1,024	—	1,124	—
Interest	9,606	9,223	28,934	28,276
Depreciation	15,859	11,821	43,235	35,120
General and administrative	4,303	3,567	12,506	10,732
Impairment of assets (1)	—	—	2,940	—
Loss on early extinguishment of debt (2)	—	—	—	2,026
Total expenses	30,792	24,611	88,739	76,154

Income before gain on sale of properties	28,881	20,613	73,877	58,784
Gain on sale of properties	266	—	266	—
Net income	$29,147	$20,613	$74,143	$58,784

Weighted average common shares outstanding	114,492	83,659	102,004	82,718

Basic and diluted earnings per share:
Income before loss on sale of properties	$0.25	$0.25	$0.72	$0.71
Net income	$0.25	$0.25	$0.73	$0.71

Additional Data:
Straight-line rent included in rental income (3)	$82	$100	(112)	$348
Deferred percentage rent (4)	$2,300	$1,700	$6,550	$4,961
Non-cash stock based compensation	$230	$93	$788	$516
Lease Value Amortization (FAS 141) (3)	$(53)	$—	$31	$—

(1)	During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property that we intend to sell in 2008.

(2)

In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.

(3)

We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities.

(4)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, deferred percentage rent for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculations exclude the amounts recognized during the first three quarters.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands)

	For the Nine Months Ended
	9/30/2008	9/30/2007
Cash flows from operating activities:
Net income	$74,143	$58,784
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	43,235	35,120
Amortization of deferred financing fees and debt discounts	984	1,601
Amortization of acquired real estate leases	(31)	—
Impairment of assets	2,940	—
Loss on early extinguishment of debt	—	2,026
Gain on sale of properties	(266)	—
Change in assets and liabilities:
Restricted cash	(801)	(575)
Purchase of trading securities	—	10,153
Sales of trading securities	—	(10,153)
Other assets	1,181	31
Accrued interest	(2,751)	(3,538)
Other liabilities	15,091	4,185
Cash provided by operating activities	133,725	97,634

Cash flows used for investing activities:
Acquisitions	(688,821)	(32,834)
Proceeds from sale of real estate	21,336	—
Cash used for investing activities, net	(667,485)	(32,834)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	522,907	151,670
Proceeds from borrowings on revolving credit facility	314,000	22,000
Repayments of borrowings on revolving credit facility	(221,000)	(134,000)
Redemption of senior notes	—	(21,750)
Repayment of other debt	(14,149)	(1,269)
Distributions to shareholders	(104,328)	(83,270)
Cash provided by (used for) financing activities	497,430	(66,619)

Decrease in cash and cash equivalents	(36,330)	(1,819)
Cash and cash equivalents at beginning of period	43,521	5,464
Cash and cash equivalents at end of period	$7,191	$3,645

Supplemental cash flow information:
Interest paid	$30,737	$30,213

Non-cash investing activities:
Acquisitions funded by assumed debt	(61,282)	—

Non-cash financing activities:
Assumption of mortgage notes payable	61,282	—
Issuance of common shares pursuant to our incentive share award plan	1,487	1,450

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

CALCULATION OF EBITDA

(dollars in thousands)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2008	9/30/2007	9/30/2008	9/30/2007

Income before gain on sale of properties		$28,881	$20,613	$73,877	$38,171
Plus:	interest expense	9,606	9,223	28,934	19,053
	depreciation expense	15,859	11,821	43,235	35,120
	impairment of assets (1)	—	—	2,940	—
	loss on early extinguishment of debt (2)	—	—	—	2,026
	deferred percentage rent adjustment (3)	2,300	1,700	6,550	3,261
EBITDA		$56,646	$43,357	$155,536	$97,631

(1)	During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property that we intend to sell in 2008.

(2)

In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.

(3)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition is deferred until the fourth quarter, for purposes of this calculation, total revenues for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

We compute EBITDA as shown in the calculation above. This calculation begins with income before gain on sale of properties, or if such amount is the same as net income, with net income, which we believe is the closest U.S. generally accepted accounting principles, or GAAP, measure of our performance. We consider EBITDA to be an appropriate measure of our performance as a REIT, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performances among REITs. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(amounts in thousands, except per share data)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2008	9/30/2007	9/30/2008	9/30/2007

Income before gain on sale of properties		$28,881	$20,613	$73,877	$58,784
Plus:	depreciation expense	15,859	11,821	43,235	35,120
	impairment of assets (1)	—	—	2,940	—
	loss on early extinguishment of debt	—	—	—	2,026
	deferred percentage rent adjustment (2)	2,300	1,700	6,550	4,961
Less:	loss on early extinguishment of debt settled in cash (3)	—	—	—	(1,750)
FFO		$47,040	$34,134	$126,602	$99,141

Weighted average shares outstanding		114,492	83,659	102,004	82,718

Net income per share		$0.25	$0.25	$0.72	$0.71
FFO per share		$0.41	$0.41	$1.24	$1.20

Supplemental data:
Straight-line rent included in rental income (4)		$82	$100	$(112)	$348
Amortization of deferred financing fees and debt discounts		$523	$523	$1,570	$1,605
Non-cash stock based compensation		$230	$93	$788	$516
Lease value amortization (FAS 141) (4)		$(53)	—	$31	—

(1)	During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property that we intend to sell in 2008.

(2)

Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters include estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(3)	FFO for the nine months ended June 30, 2007 includes a $1.8 million cash loss relating to our early retirement of $20.0 million of our 8 5/8% senior notes due 2012.

(4)

We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities.

We compute FFO as shown in the calculation above. This calculation begins with income before gain on sale of properties or, if that amount is the same as net income, with net income, which we believe is the closest GAAP measure of our performance. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 2 above, and we exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance as a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performances among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of our distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

DEBT SUMMARY

(dollars in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity

Secured Fixed Rate Debt:
Tax exempt bonds - secured by 1 property	5.875%	5.875%	$14,700	12/1/2027	$14,700	19.2
Mortgage - secured by 16 properties (1)	6.970%	6.330%	34,185	6/2/2012	30,069	3.7
Mortgage - secured by 4 properties (1)	6.110%	6.420%	11,792	11/30/2013	10,218	5.2
Mortgage - secured by 2 properties (1)	6.910%	6.310%	15,098	12/1/2013	13,404	5.2
Mortgage - secured by 1 property (3)	6.500%	6.500%	4,474	1/11/2013	4,137	4.3
Mortgage - secured by 8 properties (2)	6.540%	6.540%	50,313	4/30/2017	43,787	8.6
Mortgage - secured by 1 property (3)	7.310%	7.310%	4,198	1/1/2022	41	13.3
Mortgage - secured by 1 property (3)	7.850%	7.850%	2,047	1/1/2022	21	13.3
Capital leases - 2 properties	7.700%	7.700%	15,305	4/30/2026	—	17.6
Weighted average rate / total secured fixed rate debt	6.730%	6.551%	$152,112		$116,377	8.9

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 80 b.p.)	4.535%	4.535%	$93,000	12/31/2010	$93,000	2.3

Unsecured Fixed Rate Debt:
Senior notes due 2012	8.625%	8.625%	$225,000	1/15/2012	$225,000	3.3
Senior notes due 2015	7.875%	7.875%	97,500	4/15/2015	97,500	6.5
Weighted average rate / total unsecured fixed rate debt	8.398%	8.398%	$322,500		$322,500	4.3

Weighted average rate / total unsecured debt	7.534%	7.534%	$415,500		$415,500	3.8

Summary Debt:
Weighted average rate / total secured fixed rate debt	6.730%	6.551%	$152,112		$116,377	8.9
Weighted average rate / total unsecured floating rate debt	4.535%	4.535%	93,000		93,000	2.3
Weighted average rate / total unsecured fixed rate debt	8.398%	8.398%	322,500		322,500	4.3
Weighted average rate / total debt	7.318%	7.270%	$567,612		$531,877	5.2

(1)	Includes the effect of mark to market accounting for certain assumed mortgages.
(2)	Includes eight first mortgages at an interest rate of 6.555% and seven second mortgages at an interest rate of 6.5%. The weighted average interest rate on these mortgages is 6.54%.
(3)	These mortgages are secured by two properties that were acquired on July 9, 2008.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
Year	Secured Fixed Rate Debt and Capital Leases	Unsecured Floating Rate Debt	Unsecured Fixed Rate Debt	Total
2008	$700	$—	$—	$700
2009	2,850	—	—	2,850
2010	3,044	93,000	—	96,044
2011	3,252	—	—	3,252
2012	32,930	—	225,000	257,930
2013	30,072	—	—	30,072
2014	1,789	—	—	1,789
2015	1,948	—	97,500	99,448
2016 and thereafter	75,527	—	—	75,527
	$152,112	$93,000	$322,500	$567,612

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Leverage Ratios:

Total debt / total assets	24.1%	18.8%	27.9%	25.1%	26.1%
Total debt / gross book value of real estate assets (1)	21.4%	17.9%	24.3%	22.0%	22.3%
Total debt / total market capitalization	17.2%	15.6%	19.4%	17.5%	18.2%
Total debt / total book capitalization	24.6%	19.1%	28.3%	25.5%	26.5%
Secured debt / total assets	6.5%	4.2%	5.4%	6.2%	5.7%
Variable rate debt / total debt	16.4%	0.0%	21.2%	0.0%	0.0%

Coverage Ratios:

EBITDA (2) / interest expense	5.9x	5.2x	5.0x	4.7x	4.7x

Public Debt Covenants (3):

Total debt / adjusted total assets - allowable maximum 60.0%	20.8%	16.1%	23.7%	21.0%	21.7%
Secured debt / adjusted total assets - allowable maximum 40.0%	5.6%	3.6%	4.6%	5.2%	4.8%
Consolidated income available for debt service / debt service - required minimum 2.00x	6.20x	5.49x	5.31x	4.99x	4.98x
Total unencumbered assets to unsecured debt - required minimum 1.50x	5.91x	7.38x	4.76x	5.69x	5.32x

(1)	Gross book value of real estate assets is real estate properties, at cost, less impairment write downs, if any.

(2)	See page 13 for the calculation of EBITDA.

(3)

Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

2008 INVESTMENTS/DISPOSITIONS INFORMATION

(dollars and sq. ft. in thousands, except per sq. ft. amounts)

Senior Living Acquisitions: (1)

						Purchase	Initial
Date			Number of		Purchase	Price	Lease
Acquired	Tenant	Type of Property	Properties	Units	Price (2)	Per Unit	Rate

1/1/2008	Five Star	Assisted / Independent Living / Skilled Nursing	5	568	$66,650	$117	8.00%
2/7/2008	Five Star	Assisted Living	2	98	10,250	105	8.00%
2/17/2008	Five Star	Assisted / Independent Living / Skilled Nursing	1	138	9,250	67	8.00%
3/1/2008	Five Star	Assisted Living	1	228	48,500	213	8.00%
3/31/2008	Five Star	Assisted Living	10	660	135,000	205	8.00%

	Total for Q1 2008		19	1,692	$269,650	$159

There were no acquisitions of senior living properties during the three months ended June 30, 2008.

8/1/2008	Five Star	Assisted Living	2	112	$14,110	$126	8.00%
9/1/2008	Five Star	Assisted Living	8	451	62,075	138	8.00%

	Total for Q3 2008		10	563	$76,185	$135

	Total YTD 2008 Senior Living Acquisitions		29	2,255	$345,835	$153

MOB and Other Acquisitions:

There were no acquisitions of MOBs and Other buildings during the three months ended March 31, 2008.

Date Acquired	Location	Type of Property	Number of Properties	Sq. Ft.	Purchase Price (2)	Purchase Price per Sq. Ft.	Cap Rate (3)	Weighted Average Remaining Lease Term (4)	Percent Leased (5)	Major Tenant

6/11/2008	Pittsburgh, PA	Medical Office	1	76	$15,002	$197	6.9%	3.8	96.9%	UPMC Health System
6/25/2008	Fort Washington, PA	Biotech Laboratory	1	124	9,594	77	8.9%	3.4	100.0%	OmniCare, Inc.
6/25/2008	Lincoln, RI	Biotech Laboratory	1	62	12,336	199	9.4%	4.8	100.0%	StemCells, Inc.
6/25/2008	Austin, TX	Clinic	1	70	28,134	402	7.8%	14.8	97.7%	HCA Inc.
6/25/2008	Irving, TX	Biotech Laboratory	1	117	18,713	160	7.6%	7.3	100.0%	Quest Diagnostics

	Total for Q2 2008		5	449	$83,779	$187	8.1%	6.8	98.9%

7/9/2008	Decatur, GA	Medical Office	1	52	$8,208	$158	9.8%	5.2	100.0%	Atlanta Center for Medicine
7/9/2008	Anaheim, CA	Clinic	1	34	10,540	310	8.4%	1.9	100.0%	Primary & Multi Specialty Clinics
7/9/2008	Syracuse, NY	Clinic	1	66	20,304	308	8.1%	4.4	100.0%	Hematology-Oncology Associate
8/8/2008	Various, MA	Clinic	18	419	91,949	219	8.3%	10.7	100.0%	Fallon Health Clinics
8/8/2008	Brooklyn, NY	Clinic	1	72	11,907	165	11.1%	25.8	100.0%	Health Insurance Plan of New York
8/8/2008	King of Prussia, PA	Clinic	1	29	6,055	209	8.4%	4.4	100.0%	Children’s Hospital of PA
8/21/2008	Life Time Fitness	Wellness Centers	4	458	100,000	218	10.6%	20.0	100.0%	Life Time Fitness
9/30/2008	Syracuse, NY	Medical Office	1	89	18,550	208	9.2%	6.5	100.0%	CNY Family Care

	Total for Q3 2008		28	1,219	$267,513	$219	9.2%	9.9	100.0%

	Total YTD MOB and Other Acquisitions		33	1,668	$351,292	$211	8.8%	8.7	99.6%

Dispositions:

There were no dispositions during the three months ended March 31, 2008 and June 30, 2008.

Date			Number of			Book Gain (Loss)
Sold	Location	Type of Property	Properties	Sale Price	NBV	on Sale (6)

7/1/2008	Vorhees, NJ	Assisted Living	1	$8,350	$8,250	$100
7/1/2008	Washington Twp., NJ	Assisted Living	1	8,350	8,250	100
7/1/2008	Devon, PA	Assisted Living	1	4,650	4,571	79

	Total for Q3 2008		3	$21,350	$21,071	$279

(1)

During the three and nine months ended September 30, 2008, pursuant to the terms of our leases with Five Star, we purchased from Five Star, at cost, $14.8 million and $42.1 million, respectively, of improvements made to our properties leased by Five Star, and, as a result, Five Star’s annual rent payable to us increased approximately $1.2 million and $3.6 million, respectively.

(2)	Purchase price excludes closing costs and intangible assets and liabilities.

(3)	Represents the ratio of the estimated current GAAP based annual rental income less property operating expenses, if any, to the Purchase Price on the date of acquisition.

(4)	Weighted average remaining lease term based on rental income.

(5)	Percent leased as of September 30, 2008.

(6)	Book gain (loss) on sale does not include closing costs. Actual gain recognized was $266.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

2008 FINANCING ACTIVITIES

(share amounts and dollars in thousands)

	For the Three Months Ended
	9/30/2008	6/30/2008	3/31/2008

Debt Transactions:
New debt raised	$—	$—	$—
New debt assumed as part of acquisitions	61,282	—	—
Total new debt	61,282	—	—

Debt retired	—	12,609	—
Net debt	$61,282	$(12,609)	—

Equity Transactions:
New common shares issued	—	19,550	6,209
New common equity raised, net	$—	$393,720	$129,418

PORTFOLIO INFORMATION

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT

(dollars in thousands)

	Number of	Number of	Carrying Value of		Investment	Annualized
	Properties	Units/Beds	Investment (1)	Percent	per unit	Current Rent	Percent
Property Type:
Independent living (2)	41	11,213	$1,046,346	39.6%	$93.3	$103,765	39.7%
Assisted living	121	8,531	903,338	34.1%	105.9	83,788	32.1%
Nursing homes	58	5,869	227,952	8.6%	38.8	19,916	7.6%
Rehabilitation hospitals	2	364	51,744	2.0%	142.2	10,905	4.1%
Wellness centers (3)	10	—	180,017	6.8%	NA	16,097	6.2%
Medical office buildings (MOBs) (4)	29	—	235,871	8.9%	NA	26,792	10.3%
Total	261	25,977	$2,645,268	100.0%	$85.8	$261,263	100.0%

Tenant:
Five Star (Lease No. 1) (5)	100	8,600	$707,788	26.8%	$82.3	$62,258	23.8%
Five Star (Lease No. 2) (5)	32	7,639	739,422	28.0%	96.8	80,776	30.9%
Five Star (Lease No. 3) (5)	43	2,999	280,218	10.6%	93.4	20,913	8.0%
Five Star (Lease No. 4) (6)	7	614	66,571	2.5%	108.4	7,593	2.9%
Sunrise / Marriott (7)	14	4,091	325,165	12.3%	79.5	31,979	12.2%
Alterra / Brookdale (8)	18	894	61,122	2.3%	68.4	8,015	3.1%
6 private companies (combined)	8	1,140	49,094	1.8%	43.1	6,840	2.6%
Starmark (9)	6	—	80,008	3.0%	NA	6,519	2.5%
Life Time Fitness (3)	4	—	100,009	3.8%	NA	9,578	3.7%
Multi-tenant MOBs (4)	29	—	235,871	8.9%	NA	26,792	10.3%
Total	261	25,977	$2,645,268	100.0%	$85.8	$261,263	100.0%

(1)	Amounts are before depreciation, but after impairment write downs, if any.

(2)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)	In August 2008, we acquired four wellness centers that are leased to Life Time Fitness. These wellness centers have a total of 458,000 square feet and an investment value of $218 per square foot.

(4)

Since June 2008, we acquired a total of 29 MOBs. The carrying value of these investments is before depreciation and includes intangible lease assets and liabilities. These MOBs have a total of approximately 1.2 million square feet and an investment value of $196 per square foot.

(5)

On June 30, 2008, we realigned three of our leases with Five Star. The rent payable by Five Star to us is unchanged as a result of this lease realignment. The increased rent payable, if and as we purchase improvements to the leased properties, will be the greater of 8.0% per annum or the 10 year Treasury rate plus 300 basis points.

(6)

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons to Five Star for $21.4 million and Five Star assumed the NewSeasons / IBC lease obligations to SNH for the remaining seven properties that NewSeasons formerly operated. The data provided above represents the seven properties we continue to own.

(7)	Marriott guarantees this lease.

(8)	Brookdale guarantees this lease.

(9)	In October and November 2007, we acquired six wellness centers that are leased to Starmark. These wellness centers have a total of 354,000 square feet and an investment value of $226 per square foot.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

OCCUPANCY BY PROPERTY TYPE AND TENANT

	For the Three Months Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Property Type:
Independent living	89%	91%	91%	91%	90%
Assisted living	90%	87%	90%	91%	89%
Nursing homes	85%	87%	89%	88%	89%
Rehabilitation hospitals (1)	61%	66%	62%	60%	59%
Wellness centers (2)	100%	100%	100%	—	—
MOBs (3)	99%	—	—	—	—

Tenant:
Five Star (Lease No. 1) (4) (5)	89%	87%	90%	91%	89%
Five Star (Lease No. 2) (4)	88%	89%	90%	90%	90%
Five Star (Lease No. 3) (4) (5)	86%	84%	85%	86%	87%
Five Star (Lease No. 4) (6)	81%	82%	81%	82%	83%
Sunrise / Marriott	90%	91%	90%	89%	89%
Alterra / Brookdale	91%	91%	91%	91%	87%
6 private senior living companies (combined)	83%	87%	88%	88%	89%
Starmark (7)	100%	100%	100%	—	—
Life Time Fitness (2)	—	—	—	—	—
Multi-tenant MOBs (3)	99%	—	—	—	—

(1)	The occupancy percentage is based on 342 available beds capacity and excludes extensive outpatient services.

(2)

In August 2008, we acquired four wellness centers that are leased to Life Time Fitness. Because we do not have information about these wellness centers before we purchased them, we do not report historical results for these wellness centers before we purchased them.

(3)	Since June 2008, we acquired a total of 29 MOBs. The carrying value of these investments is before depreciation

(4)	On June 30, 2008, we realigned three of our leases with Five Star. These statistics represent the historical occupancy rates with the new lease realignment.

(5)	Excludes historical data for periods prior to our ownership of certain properties included in this lease.

(6)

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons to Five Star for $21.4 million and Five Star assumed the NewSeasons / IBC lease obligations to SNH for the remaining seven properties that NewSeasons formerly operated. These statistics represent the historical occupancy rates of the seven properties that are now operated by Five Star.

(7)

In October and November 2007, we acquired six wellness centers that are leased to Starmark. Because we do not have information about the operations for these wellness centers before we purchased them, we do not report historical results for these wellness centers before we purchased them.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants’ operating data.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

% PRIVATE PAY BY SENIOR LIVING PROPERTY TYPE AND TENANT

	For the Three Months Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Property Type:
Independent living	83%	82%	81%	82%	81%
Assisted living	95%	93%	96%	96%	96%
Nursing homes	28%	28%	28%	29%	29%
Rehabilitation hospitals	34%	30%	33%	32%	31%

Tenant:
Five Star (Lease No. 1) (1) (2)	65%	64%	63%	63%	64%
Five Star (Lease No. 2) (1)	70%	68%	69%	69%	68%
Five Star (Lease No. 3) (1) (2)	46%	25%	23%	25%	25%
Five Star (Lease No. 4) (3)	100%	100%	100%	100%	100%
Sunrise / Marriott	81%	79%	79%	80%	78%
Alterra / Brookdale	99%	99%	98%	98%	98%
6 private senior living companies (combined)	26%	27%	24%	24%	25%

(1)	On June 30, 2008, we realigned three of our leases with Five Star. These statistics represent the historical private pay percentages with the new lease realignment.

(2)	Excludes historical data for periods prior to our ownership of certain properties included in this lease.

(3)

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons to Five Star for $21.4 million and Five Star assumed the NewSeasons / IBC lease obligations to SNH for the remaining seven properties that NewSeasons formerly operated. These statistics represent the historical private pay percentages of the seven properties that are now operated by Five Star.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants’ operating data.

Senior Housing Properties Trust

Supplemental Operating and Financial Data

September 30, 2008

RENT COVERAGE BY TENANT (EXCLUDING MOBs)

For the Three Months Ended
Tenant	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Five Star (Lease No. 1) (1) (2)	1.31x	1.27x	1.37x	1.48x	1.27x
Five Star (Lease No. 2) (1)	1.47x	1.59x	1.56x	1.61x	1.48x
Five Star (Lease No. 3) (1) (2)	1.53x	2.67x	2.07x	3.89x	2.71x
Five Star (Lease No. 4) (3)	1.08x	1.28x	1.36x	1.32x	1.47x
Sunrise / Marriott	1.43x	1.61x	1.90x	1.31x	1.26x
Alterra / Brookdale	2.19x	2.23x	1.85x	2.05x	2.17x
6 private senior living companies (combined)	1.92x	2.25x	2.09x	1.92x	1.98x
Starmark (4)	2.07x	1.91x	1.93x	NA	NA
Life Time Fitness (4)	NA	NA	NA	NA	NA

(1)	On June 30, 2008, we realigned our three leases with Five Star. These statistics represent the historical rent coverage with the new lease realignment.

(2)	Excludes historical data for periods prior to our ownership of certain properties included in this lease.

(3)

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons to Five Star for $21.4 million and Five Star assumed the NewSeasons / IBC lease obligations to SNH for the remaining seven properties that NewSeasons formerly operated. These statistics represent the historical rent coverage of the seven properties that are now operated by Five Star.

(4)

In August 2008, we acquired four wellness centers that are leased to Life Time Fitness. In October and November 2007, we acquired six wellness centers that are leased to Starmark. Because we do not have information about the operations for these wellness centers before we purchased them, we do not report historical results for these wellness centers before we purchased them.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants’ operating data. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, if any, divided by rent payable to us.

Senior Housing Properties Trust
Supplemental Operating and Financial Data
September 30, 2008

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Current Rent	% of Annualized Current Rent	Cumulative % of Annualized Current Rent
2008	$81	0.0%	0.0%
2009	462	0.2%	0.2%
2010	2,831	1.1%	1.3%
2011	1,173	0.4%	1.7%
2012	1,505	0.6%	2.3%
2013	34,077	13.0%	15.3%
2014	—	0.0%	15.3%
2015	5,061	1.9%	17.2%
2016 and thereafter	216,073	82.8%	100.0%
Total	$261,263	100.0%

Weighted average remaining lease term (in years)	13.7